EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of U.S.B. Holding Co., Inc. (the "Company") on Form S-8 of our report dated January 29, 2003 incorporated by reference in the Company's 2002 Annual Report on Form 10-K and appearing in the Company's 2002 Annual Report to Shareholders.

/s/Deloitte & Touche LLP
Stamford, Connecticut

June 19, 2003